Pathfinder LLC and SyntheMed, Inc. Announce Merger Agreement

Cambridge, MA and Iselin, NJ, December 22, 2010 / Pathfinder LLC, a private biotechnology company focused on the treatment of diseases characterized by organ-specific cell damage (“Pathfinder”), and SyntheMed, Inc. (OTCBB: SYMD), a biomaterials company (“SyntheMed” or the “Company”), today announced that they have entered into a definitive merger agreement. Upon closing, SyntheMed will be renamed  “Pathfinder Cell Therapy, Inc.” and the combined company will operate under the leadership of the Pathfinder management team, with the support of a group of regenerative medicine thought leaders on the board of directors. The Company will be headquartered in Cambridge, Massachusetts.

The merger will create a publicly-traded company focused on the development of a novel cell-based therapy that could potentially revolutionize the field of regenerative medicine.  Leveraging Pathfinder’s discovery of Pathfinder Cells (“PCs”) and of a proprietary means of isolating these cells from surrounding tissue, the merged company will pursue the treatment of diabetes, renal disease, myocardial infarction, and other diseases characterized by organ-specific cell damage. PCs are a newly identified mammalian cell type present in very low quantities in a variety of different organs, including the kidney, liver, pancreas, lymph nodes, myometrium, bone marrow and blood. Early studies indicate that PCs stimulate regeneration of damaged tissues without the cells themselves being incorporated into the newly generated tissue. The cells are “immune privileged”, and their effects are independent of the tissue source of PCs. PCs isolated from both rat and human sources have shown efficacy in animal models of diabetes, cardiac ischemia, and renal reperfusion injury.

Under the terms of the agreement, Pathfinder will be merged with and into a wholly-owned subsidiary of SyntheMed. SyntheMed will issue, and Pathfinder members will receive, shares of SyntheMed common stock such that Pathfinder members will own approximately 80% and SyntheMed stockholders will own approximately 20% of the combined company.  The merger agreement was approved by Pathfinder’s sole manager and by the Board of Directors of SyntheMed.  SyntheMed’s Board approval follows the favorable recommendation by a special committee of independent directors of SyntheMed’s Board of Directors.  Closing of the merger is subject to customary and other conditions including approval by the members of Pathfinder and stockholders of SyntheMed.

The merged company will be led by the two founders of Pathfinder:  Richard L. Franklin, MD PhD, who will assume the role of CEO and President, and Joerg Gruber, who will serve as Chairman. Currently, Dr. Franklin is CEO , President and manager of Pathfinder, as well as Executive Chairman of SyntheMed, while Mr. Gruber is Chairman of Pathfinder and a director of SyntheMed.  In addition to Dr. Franklin and Mr. Gruber, the board of directors of the merged company will comprise Brock Reeve, Executive Director of the Harvard Stem Cell Institute (HSCI); John Brooks, III, founder of Healthcare Capital Consulting LLC and Chairman of the board of trustees of the Joslin Diabetes Center; Zen Chu, founder of Accelerated Medical Ventures, and John Alam, former Executive VP and Medical Director of Vertex Pharmaceuticals. Except as noted above, none of the existing executive management or members of the Board of Directors of SyntheMed are expected to be retained in the combined company following the merger.

Richard L. Franklin, Founder, CEO and President of Pathfinder said, “Our merger with SyntheMed provides what we believe is an optimal corporate structure for the members of Pathfinder as we advance the development of Pathfinder Cells, while presenting current SyntheMed stockholders with a an opportunity to participate in Pathfinder’s growth potential. The merged company will be entirely dedicated to the development of a regenerative medicine pipeline based on Pathfinder’s novel cell therapy to address large and underserved market opportunities. Our strategy does not presently include further development or investment in the current SyntheMed assets, but we would welcome inquiries from third parties that are potentially interested in acquiring or partnering them.”

In connection with the merger described herein, SyntheMed expects to file a proxy statement with the U.S. Securities and Exchange Commission ("SEC"). Depending on the review process, the companies currently expect the merger to close in the first quarter of 2011. Upon closing of the transaction, the combined company's shares are expected to continue to trade on the OTC Bulletin Board.

Investors and security holders of SyntheMed are urged to read the proxy statement to be filed with the SEC regarding the merger, when it becomes available, as it will contain important information about Pathfinder and SyntheMed. SyntheMed stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about SyntheMed, without charge, at the SEC's Internet website (www.sec.gov). Copies of the  proxy statement and SyntheMed’s filings with the SEC can also be obtained, without charge, by directing a request to Synthemed, Inc., 200 Middlesex Essex Turnpike, Suite 210, Iselin, NJ, Attention: John Benson, e-mail:  jbenson@synthemed.com

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SyntheMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SyntheMed in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement described above. Additional information regarding the directors and executive officers of SyntheMed is also included in SyntheMed’s Annual Report, as amended on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC on April 27, 2010. This document is available free of charge at the SEC's web site at www.sec.gov and from SyntheMed at the addresses above.

About Pathfinder
Pathfinder is developing a novel cell-based therapy with the potential to revolutionize the treatment of diabetes, renal disease, myocardial infarction, and other diseases characterized by organ-specific cell damage. Leveraging its internal discovery of Pathfinder Cells (“PCs”) and a proprietary means of isolating these cells from surrounding tissue, Pathfinder is pioneering a new field in regenerative medicine. PCs are a newly identified mammalian cell type present in very low quantities in a variety of different organs, including the kidney, liver, pancreas, lymph nodes, myometrium, bone marrow and blood.

Early studies indicate that PCs stimulate regeneration of damaged tissues without the cells themselves being incorporated into the new tissue. The cells are “immune privileged”, and their effects are independent of the tissue source of PCs. PCs isolated from both rat and human tissue sources have shown efficacy in animal models of diabetes, cardiac ischemia, and renal reperfusion injury.

For more information please visit: www.pathfindercelltherapy.com

About SyntheMed
SyntheMeds is a biomaterials company focused on the development and commercialization of anti-adhesion and drug delivery products, and other surgical implants. The Company’s research and development initiatives encompass a broad range of bioresorbable polymeric compositions which blend both hydrophilic and hydrophobic components. For more information about SyntheMed please visit: www.synthemed.com

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger, the trading of the combined company's stock on the OTCBB following the merger,   the characteristics and possible uses of the product candidates of each of Pathfinder and SyntheMed and the expected timing of closing of the merger. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed merger may not ultimately close for any of a number of reasons, including, but not limited to, the companies not obtaining requisite approval of their stockholders or members, that either company will forego business opportunities while the merger is pending, that prior to the closing of the proposed merger, the businesses of the companies may suffer, and even in the event the proposed merger is completed, that combining SyntheMed and Pathfinder may not result in the expected benefits to the stockholders and members of the respective companies.

For more information, please contact:

Pathfinder contact:
The Ruth Group
Sara Pellegrino (investors) / Jason Rando (media)
(646) 536-7002 / (646) 536-7025
spellegrino@theruthgroup.com / jrando@theruthgroup.com

Rick Franklin
CEO
Rick.franklin@pathfindercelltherapy.com

SyntheMed contact:
John Benson
jbenson@synthemed.com